Exhibit 99.1

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

CFO Commentary on Second-Quarter 2012 Results

Summary
The second quarter of 2012 played out largely as expected. Revenue of $13.5B was up 5% from $12.9B in the first quarter, and was slightly lower than expectations due to softness in our NAND memory business.   Demand trends for the core business played out as expected with the enterprise and emerging market segments contributing to the revenue growth offset by weakness in the mature market consumer segment. Gross margin of 63.4% was better than the midpoint of our guidance on lower costs and down slightly from the first quarter. Operating income of $3.8B up 1% from the first quarter  and was 28% of revenue. Net income of $2.8B and earnings per share of $0.54 were up 3% from $2.7B and 2% from $0.53 respectively from the first quarter.

On a GAAP basis, the second quarter 2012 results when compared to the second quarter from a year ago were the following:
•	Revenue of $13.5B was up 4%, from $13.0B
•	Gross Margin of 63.4% was up 2.7 points, from 60.6%
•	Operating income of $3.8B was down 3% from $3.9B
•	Net income of $2.8B was down 4% from $3.0B
•	Earnings per share of $0.54 was flat

As a result of the acquisitions of McAfee, Inc. and the Infineon wireless division in the first quarter of 2011, we continue to provide Non-GAAP financial information in addition to GAAP to provide additional visibility into operational results of the company. The information below excludes the impact of amortization of acquisition-related intangibles, and the related income tax effect, from both second quarter 2012 and second quarter 2011 results.

Non-GAAP* Financial Comparison
•	Gross Margin of 64.4% was up 2.7 points, from 61.7%
•	Operating income of $4.1B was down 2% from $4.1B
•	Net income of $3.0B was down 5% from $3.1B
•	Earnings per share of $0.57 was flat from $0.57

Except as otherwise noted, the remainder of this document presents results and comparables on a GAAP basis.

*See the explanation of non-GAAP measures and the reconciliation to the most directly comparable GAAP financial measure on pages 8-9
**PC and Server CPU and chipset, excluding Intel®Atom™ microprocessors and chipsets

Second Quarter 2012

Revenue
Revenue of $13.5B was up 5% sequentially and 4% from a year ago. When compared to the first quarter of 2012, platform** volume was up 3% with platform** average selling prices up 1%. Microprocessor inventory levels across the worldwide PC supply chain are healthy but are being managed below historical averages based on macroeconomic uncertainty and ahead of the Windows 8 operating system release.

Intel Architecture Group second quarter revenue of $12.6B was up 5% sequentially and up 4% year over year:
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The PC Client Group had revenue of $8.7B, up 3% from the first quarter. Year over year, PC Client Group revenue was up 4%. PC Client platform volume was up 3% sequentially and 7% from a year ago. PC Client platform average selling prices were down 2% sequentially and down 2% from a year ago. Notebook platform volume was up 10% sequentially. Notebook platform average selling prices were down 3% sequentially. Desktop platform volume was down 6% sequentially. Desktop platform average selling prices were flat sequentially.

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The Data Center Group had revenue of $2.8B, up 14% from the first quarter.  Year over year, Data Center Group revenue was up 15%. Data Center platform volume was up 11% sequentially and 4% from a year ago. Data Center platform average selling prices were up 3% sequentially and 12% from a year ago.

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The other Intel architecture group had revenue of $1.1B, up 3% from the first quarter. Year over year, the other Intel architecture group’s revenue was down 20%. The year on year decline is driven by lower Intel Mobile Communications (IMC) revenue, formerly the Infineon wireless division, and lower demand for netbooks.

The Software and Services Group had revenue of $586M, up 3% from the first quarter. Year over year, the Software and Services Group revenue was up 15%.

Gross Margin
Gross margin dollars were $8.6B, up 3% compared to the first quarter.  Gross margin of 63.4% was 0.7 point lower than the first quarter and up 1.4 point when compared to the midpoint of the Outlook provided on April 17th.

Gross Margin Reconciliation: Q1’12 to Q2’12 (64.0% to 63.4%, down 0.7 point)
[note: point attributions are approximate]
•	- 2.0 points:	Higher platform** unit cost
•	- 0.5 point:	Higher start up costs
•	+ 1.5 points:	Lower inventory write-offs (primarily sales of previously written-off inventory and the qualification for sale of additional Ivy Bridge products)
•	+ 0.5 point:	Higher platform** volume

Gross Margin Reconciliation: Q2’12 Outlook  to Q2’12 (62% +/- couple points to 63.4%, up 1.4 points)
[note: point attributions are approximate]
•	+ 1.0 point:	Lower platform** unit cost
•	+ 0.5 point:	Lower start up costs

**PC and Server CPU and chipset, excluding Intel®Atom™ microprocessors and chipsets

Gross Margin Reconciliation: Q2’11 to Q2’12 (60.6% to 63.4%, up 2.7 points)
When comparing to the second quarter from a year ago, gross margin was up 2.7 points. Lower start up costs, lower inventory write offs and higher platform volume were partially offset by higher platform unit costs.

Spending
Spending for R&D and MG&A was $4.6B, up 6% from the first quarter and in line with the Outlook provided in April. The increase from the first quarter is primarily driven by the start of our Intel® Ultrabook™ systems marketing campaign and annual employee salary increases. R&D and MG&A as a percentage of revenue was 34.4%, up slightly from the first quarter.  Depreciation was $1.6B, in line with our Outlook.

Amortization of acquisition related intangibles was $78M.

Other Income Statement Items
Gains and losses on equity investments and interest and other income was a net gain of $102M, higher than the $4M gain in the first quarter and up from our Outlook of a net loss of $20M. Relative to our Outlook and the first quarter, the second quarter gains were higher on equity investment gains and an insurance claim related to the floods in Thailand.

The provision for taxes in the second quarter was at a 28% tax rate, in line with our Outlook.

Balance Sheet and Cash Flow Items
Cash flow from operations in the second quarter was approximately $4.7B. On the balance sheet, total cash investments^^ ended the quarter at $13.6B, approximately flat to the first quarter.  During the second quarter, we paid approximately $1.1B in dividends, purchased $2.7B in capital assets, and repurchased $1.1B in stock. Total inventories were up $415M, with the increase driven by the ramp of Ivy Bridge, partially offset by the reduction in inventory of older generation products.

Other Items
The total number of employees was up 2K from the first quarter to 103K.

Diluted shares outstanding increased by 7M shares as the impact of share repurchases were slightly more than offset by option exercises and other share based compensation. Diluted shares outstanding decreased by 242M shares from the second quarter a year ago.

^^ Cash and cash equivalents, short-term investments, and marketable debt instruments included in trading assets

Q3 2012 Outlook

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures or other investments that may be completed after July 17.The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Revenue
Revenue is expected to be $14.3B, plus or minus $500M in the third quarter. The midpoint of this range would be an increase of 6% from the second quarter. This increase is on the lower end of the historical seasonal range for the third quarter, reflecting our view that global macroeconomic weakness impacts sales of personal computers and customers maintain lower inventory levels as a result of macroeconomic uncertainty and ahead of the Windows 8 operating system release.

Gross Margin
Gross margin in the third quarter is expected to be 63%, plus or minus a couple points, approximately flat to the second quarter.

Gross Margin Reconciliation: Q2’12 to Q3’12 Outlook (63.4% to 63% +/- a couple points)
All items between ½ pt. to a 1pt impact
•	Higher other cost of sales
•	Lower platform** average selling prices
•	Lower platform** unit cost
•	Higher platform** volume

On a Non-GAAP* basis, excluding the amortization of acquisition-related intangibles, Q3’12 gross margin is forecasted to be approximately 64% plus or minus a couple points.

Spending
Spending for R&D and MG&A in the third quarter is expected to be approximately $4.6B, flat from $4.6B in the second quarter.

Depreciation is forecasted to be approximately $1.6B, flat from the second quarter.

Amortization of acquisition-related intangibles is forecasted to be approximately $80M.

Other Income Statement Items
Gains and losses from equity investments and interest and other income are expected to be approximately zero, compared to a net gain of $102M in the second quarter.

*See the explanation of non-GAAP measures and the reconciliation to the most directly comparable GAAP financial measure on pages 8-9
**PC and Server CPU and chipset, excluding Intel®Atom™ microprocessors and chipsets

2012 Outlook

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures or other investments that may be completed after July 17.The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Revenue
Revenue for the year is now expected to grow in the range of 3% to 5% over full year 2011.

Gross Margin
Gross margin for the year is still expected to be 64%, plus or minus a couple points.  On Non-GAAP* basis, excluding the amortization of acquisition related intangibles, the gross margin forecast for the year is expected to be 65% plus or minus a couple points.

Spending
Spending for R&D and MG&A for the year is now expected to be $18.2B, plus or minus $200M, down $100M from prior expectations.

Amortization of acquisition-related intangibles is still expected to be approximately $300M for 2012.

Depreciation for the year is now forecasted to be approximately $6.3B plus or minus $100M, down $100M from prior expectations.

Other Income Statement Items
The tax rate for each of the remaining quarters of 2012 is still expected to be 28%.

Balance Sheet and Cash Flow Items
Capital spending for 2012 is still expected to be $12.5B plus or minus $400M.

*See the explanation of non-GAAP measures and the reconciliation to the most directly comparable GAAP financial measure on pages 8-9

Risk Factors
The above statements and any others in this document that refer to plans and expectations for the third quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

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Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.

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Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.

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The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.

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The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.

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Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

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Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.

•	Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
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Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent Form 10-Q and report on Form 10-K.

Intel, the Intel logo, Intel Atom, and Ultrabook are trademarks of Intel Corporation in the United States and other countries. Other names and brands may be claimed as the property of others.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our expectations for future results. The non-GAAP financial measures disclosed by the company exclude the amortization of acquisition-related intangible assets, as well as the related income tax effect. Amortization of acquisition-related intangible assets consists of the amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustment excludes these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods.

	(In millions, except per share amounts)
	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

GAAP GROSS MARGIN	$8,554	$7,902	$16,819	$15,787
Adjustment for the amortization of acquisition-related intangibles	142	136	279	210
NON-GAAP GROSS MARGIN	$8,696	$8,038	$17,098	$15,997

GAAP GROSS MARGIN PERCENTAGE	63.4%	60.6%	63.7%	61.0%
Adjustment for the amortization of acquisition-related intangibles	1.0%	1.1%	1.0%	0.8%
NON-GAAP GROSS MARGIN PERCENTAGE	64.4%	61.7%	64.7%	61.8%

GAAP OPERATING INCOME	$3,832	$3,935	$7,642	$8,093
Adjustment for the amortization of acquisition-related intangibles	220	212	438	322
NON-GAAP OPERATING INCOME	$4,052	$4,147	$8,080	$8,415

GAAP NET INCOME	$2,827	$2,954	$5,565	$6,114
Adjustment for:
Amortization of acquisition-related intangibles	220	212	438	322
Income tax effect	(74)	(38)	(147)	(69)
NON-GAAP NET INCOME	$2,973	$3,128	$5,856	$6,367

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.54	$0.54	$1.07	$1.11
Adjustment for:
Amortization of acquisition-related intangibles	0.04	0.04	0.09	0.06
Income tax effect	(0.01)	(0.01)	(0.03)	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.57	$0.57	$1.13	$1.15

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP OUTLOOK

Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this outlook should be carefully evaluated. Please refer to "Supplemental Reconciliations of GAAP to non-GAAP Results" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q3 2012 Outlook		2012 Outlook
GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple percentage points	64%	+/- a couple percentage points
Adjustment for the amortization of acquisition-related intangibles	1%		1%
NON-GAAP GROSS MARGIN PERCENTAGE	64%	+/- a couple percentage points	65%	+/- a couple percentage points